Exhibit 10.19

MAGNETECH INTEGRATED SERVICES CORP.
2005 STOCK OPTION PLAN AGREEMENT

Name of Optionee:	Type of Shares:	Common Stock
Date of Grant:	No of Shares:
Type of Option:	Price per Share:
[Insert either Incentive Stock Option (“ISO”) or Non-Qualified Stock Option (“NQSO)]	[Price per Share must be at least 100 % of fair market value as of the date of the grant]

This Stock Option Agreement (this “Agreement”) by and between MAGNETECH INTEGRATED SERVICES CORP. or one of its subsidiaries (collectively herein “MAGNETECH”) and the Optionee named above (the “Optionee”) evidences the grant, by MAGNETECH of a Stock Option to the Optionee on the date stated above (the “Date of Grant”) and the Optionee’s acceptance of such option in accordance with the provisions of the Magnetech Integrated Services Corp. 2005 Stock Option Plan Agreement (the “Plan”). MAGNETECH and the Optionee agree as follows:

1. Shares Optioned and Option Prices. The Optionee is hereby granted a Stock Option (either as an Incentive Stock Option (“ISO”) or a Non-Qualified Stock Option (“NQSO”), as designated above) to purchase the number of shares of Common Stock of MAGNETECH stated above (the “Shares”) at the price per Share stated above which is at least 100% of the fair market value [or 110% if this is an ISO and the shareholder is more than a 10% owner of voting stock] of such Shares as of the date of the grant (“Exercise Price”), subject to the terms and conditions of this Agreement and the Plan (the “Option”). [For ISO’s insert: The Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).]

2. Exercise Period. The term of the Option is a period of _____ (__) years [not to exceed five years] years from the Date of Grant (the “Option Term”), subject to earlier termination as provided below. The option shall be exercisable: [Insert one of the following: in full at any time, prior to its expiration, subject to the exceptions provided in Paragraph 3 below. OR is exercisable prior to its expiration in the following installments: ______________________________________________, subject to the exceptions provided in Paragraph 3 below.] When the Option becomes exercisable with respect to any Shares, those Shares may be purchased at any time, or from time to time, in whole or in part, until the Option Term expires, but in no case may fewer than ___ Shares be purchased at any one time. Notwithstanding the foregoing, the Board of Directors of MAGNETECH (the “Board”), at any time may waive any exercise restrictions contained in this Paragraph 2 to the extent such exercise restrictions are not otherwise required under applicable Plan provisions.

3. Exceptions Due to Termination of Employment. Notwithstanding the provisions of Paragraph 2 above:

(a)
In the event the Optionee ceases to be an employee of MAGNETECH prior to age 65 for any reason other than death, Disability or Good Reason or termination by MAGNETECH without Cause (as such terms are defined in the Plan), the Option shall be terminated effective immediately on the day prior to the date on which the Optionee’s employment terminates.

(b)
In the event the Optionee ceases to be an employee of MAGNETECH by termination after age 65, by the Optionee for Good Reason or by MAGNETECH without Cause or due to death (as such terms are defined in the Plan), the Option shall become immediately exercisable in full for the three (3) month period commencing on the date of the Optionee’s termination of employment for any of the foregoing reasons and, at the conclusion of the three (3) month period, the Option shall terminate. In the event of termination for Disability (as defined in the Plan), the Option shall become immediately exercised in full for the one year period commencing on the date of the Optionee’s termination of employment for Disability, and, at the conclusion of the one year period, the Option shall terminate. Notwithstanding anything contained herein to the contrary, upon the termination of Optionee’s employment for any of the reasons set forth in this Paragraph

3(b), the Board (in its sole discretion) at any time during the exercise period may redeem any of the Optionee’s unexercised Options by paying to the Optionee or his or her personal representative, an amount equal to the difference between the Exercise Price and the then fair market value of the Shares, as determined in accordance with § 422 of the Code.

4. Exercise. The Option may be exercised by the Optionee by delivering or mailing a written and signed notice of the exercise together with full payment of the purchase price to the President or CFO of MAGNETECH. If any person other than the Optionee purports to be entitled to exercise all or any portion of the Option, the written notice shall be accompanied by proof, satisfactory to MAGNETECH, of that entitlement. The written notice shall be accompanied by full payment of the Exercise Price. The written notice will be effective and the Option shall be deemed exercised to the extent specified in the notice on the date that the written notice (together with the required payment) is received by the President or CFO of MAGNETECH at its then existing executive offices during regular business hours.

5. Transfer of Shares Upon Exercise. As soon as practicable after receipt of an effective written notice of exercise and full payment of the purchase price as provided in Paragraph 4, MAGNETECH shall cause ownership of the appropriate number of Shares to be transferred to Optionee by having a certificate or certificates for those Shares registered in Optionee’s name and delivering a certificate for such shares to Optionee.

6. Transferability. The rights under this Agreement may not be transferred except by will or the laws of descent and distribution, except that this Agreement may be transferred by the Optionee to a revocable trust, or any other trust qualifying as a “grantor trust” under Sections 671-677 of the Internal Revenue Code of 1986, as amended, to be held during the lifetime of the Optionee for his or her benefit. The rights under this Agreement may be exercised during the lifetime of the Optionee only by the Optionee.

7. Notice of Transfer. With respect to ISO’s, Optionee understands and agrees that for tax reasons, it is intended that the Optionee will not sell or transfer shares of common stock received upon exercise of the Option prior to the later of (a) two (2) years from the date of grant of the Option or (b) one (1) year from the date of the exercise of the Option. To the extent Optionee sells shares prior to the later of the two dates specified in the preceding sentence, Optionee shall immediately notify MAGNETECH in writing of any such sale.

8. Authorized Leave Authorized leaves of absence from MAGNETECH approved by the Board shall not constitute a termination of employment for purposes of this Agreement.

9. Shareholder Agreement Optionee acknowledges that under the Plan, the Board may require that the Optionee upon purchase of shares execute a form of Shareholder Agreement which could restrict the rights of the Optionee to sell, assign, pledge or otherwise transfer shares except pursuant to terms of such Shareholder Agreement.

10. No Right to Continued Service. Nothing in this Agreement shall be deemed to confer on the Optionee any right to continue in the employ of MAGNETECH or to affect any rights of MAGNETECH or the shareholders of MAGNETECH to terminate the service of the Optionee at any time.

11. The Plan. The Option and this Agreement are subject to the provisions of the Internal Revenue Code and all the terms, provisions and conditions of the Plan, which is incorporated herein by reference, and to such regulations as may from time to time be adopted by the Board. A copy of the Plan may be obtained from MAGNETECH at any time. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms, conditions and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

12. Notices. All notices by the Optionee or his or her assigns to MAGNETECH shall be addressed to Magnetech .Integrated Services Corp., 1125 S. Walnut Street, South Bend, Indiana 46619; Attention: President, or such other address as MAGNETECH may, from time to time, specify.

IN WITNESS WHEREOF, MAGNETECH, by its duly authorized officer, and the Optionee have executed this Agreement on the date or dates indicated below, effective as of _______________________.

MAGNETECH INTEGRATED SERVICES CORP.

By:	/s/ John A. Martell

Its:	President

Dated:	September 30, 2005

OPTIONEE

____________________________, Optionee

Dated:

Exhibit 1 to 2005 Stock Option Plan Agreement

Recipients of Stock Options

Grant Date	Name	Type of Option	Number of Shares	Price per Share	Exercise Period	Manner of Exercise
9/30/05	Richard J. Mullin	Incentive	100,000	$0.25	5 Years	(1)
9/30/05	James M. Lewis	Incentive	100,000	$0.25	5 Years	(1)
9/30/05	William Wisniewski	Incentive	100,000	$0.25	5 Years	(1)
9/30/05	J. Cullen Burdette	Incentive	100,000	$0.25	5 Years	(1)
9/30/05	Anthony W. Nicholson	Incentive	100,000	$0.25	5 Years	(1)

(1) Exercisable in 25% cumulative increments on and after the first four anniversaries of grant date.